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                                                                    Exhibit 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Momentum Business Applications, Inc. 1999 Stock Incentive Plan, of our report dated May 21, 1999 with respect to the financial statements of Momentum Business Applications, Inc. included in its Annual Report (Form 10-K) for the year ended April 30, 1999 filed with the Securities and Exchange Commission.



San Jose                               Ernst & Young LLP
February 18, 2000

                                       /s/ Ernst & Young LLP
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